                                                                    EXHIBIT 10.1

EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into by and between Sovereign Oil, Inc., a Nevada corporation (the "Employer"), and Mazen Khatib, (the "Employee"), effective as of June 18, 2007 (the "Effective Date"). The Employer and the Employee hereby agree as follows:

1.      EMPLOYMENT.

        (a) POSITION AND TERM. Upon execution of this Employment Agreement and in accordance with the terms herein, the Employer hereby employs Employee to serve as a Vice President of Distribution and Employee accepts such position. The term of this Agreement shall be for a period of three years from the date herein subject to termination provisions in Section 8 (the "Initial Term"). Employee further agrees that any employee handbooks or policies shall not be construed to create binding contractual commitments on behalf of Employer.

        (b) DUTIES AND RESPONSIBILITIES. During Employee's employment with the Employer, Employee shall have such duties and responsibilities commensurate with his position and as the Employer may reasonably assign which shall include selling and marketing of motor oil, industrial oil, anti-freeze and other products.

2.      SALARY.

        (a) Employee shall be paid a base salary ("Base Salary") at the annual rate of $120,000, payable in equal installments at the end of such regular payroll accounting periods as are established by the Employer, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Employer's usual payroll procedures.

        (b) The Employer agrees to pay Employee 5,000,000 shares of common stock of VYGO as additional compensation for services rendered to be issued in the following manner: (i) 1,666,666 shares on December 31, 2007, (ii) 1,666,667 on December 31, 2008 and (iii) 1,666,667 on December 31, 2009. Employer may issue these shares at its own discretion prior to the dates as indicated. The shares to be issued in accordance with this Section 2(b) shall be valued at the closing bid price of the Employer's common stock on the Over-The-Counter Bulletin Board on the day before such shares are to be issued. Each installment of shares to be issued to the Employee shall vest on the day received from the Employer. The Employee agrees to sign any and all documentation necessary to complete the transactions described herein. In the event Employee dies during the Initial Term, Employee's estate shall be entitled to a pro-rated portion of the installment due in the year of Employee's death based on the number of days he worked during said year and all other shares to be issued pursuant to this paragraph 2(b) shall be forfeited. Furthermore, upon the sale of substantially all the assets of the Employer, any unearned installments set forth above will become immediately due and payable to Employee at closing of the sale.

        (c) In addition to the Base Salary, Employee shall be entitled to receive a bonus of $50,000, payable in two installments of $25,000 payable on November 15, 2007 and December 15, 2007.

        (d) PAYMENT. All amounts stated in this Agreement are prior to any deduction for applicable withholding taxes and other amounts that are required to be withheld or deducted by federal and state law. Payment of all compensation to Employee hereunder shall be made in accordance with the relevant Employer policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

        (e) BENEFIT AND SUPPLEMENTAL COMPENSATION PLANS. During the Initial Term, Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided by Employer to similarly situated employees on terms and conditions no less favorable than those offered to such employees. Such participation shall be subject to the terms of the applicable plan documents, Employer's generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan.

3.      OTHER EMPLOYMENT.

        During the Term of this Agreement, Employee shall devote substantially all of his business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Employer's business and affairs. Except as provided below, Employer shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by Employee. Nothing in this Agreement shall preclude Employee from devoting reasonable periods required for:

        (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of Employer, provided that Employee must obtain the written consent of Employer;

        (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of Employer), to government, industrial, and academic panels where it does not conflict with the interests of Employer; and

        (c) managing his personal investments or engaging in any other non-competing business provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

4.      CONFIDENTIAL INFORMATION.

        (a) EMPLOYER INFORMATION. Employee shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the oil industry or otherwise made public by Employer which affects or relates to Employer's business, finances, marketing and/or operations, research, development, inventions, products, designs, plans, procedures, customer base, pricing or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the oil industry, such item is important, material, and confidential and affects the successful conduct of Employer's business and goodwill, and that any breach of the terms of this Section 4(a) shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to Employee other than through his employment by Employer or through his interactions with Employer prior to his Employment; (ii) information in the public domain at the time of the disclosure of such information by Employee; (iii) information that Employee can document was independently developed by Employee; (iv) information that is disclosed by Employee with the prior written consent of Employer and (v) information that is disclosed by Employee as required by law, governmental regulation or court order.

        (b) DOCUMENTS. Employee further agrees that all documents and materials furnished to Employee by Employer and relating to the Employer's business or prospective business are and shall remain the exclusive property of Employer. Employee shall deliver all such documents and materials, not copied, to Employer upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Employee by Employer upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Employee expressly authorizes Employer to withhold any payments due and owing pending return of such documents and materials.

        (c) FORMER EMPLOYER INFORMATION. Employee agrees that he/she will not, during employment with the Employer, improperly use or disclose any proprietary information or trade secrets of any former Employer or other person or entity and that Employee will not bring onto the premises of the Employer any unpublished document or propriety information belonging to any such Employer, person or entity unless consented to in writing by such Employer, person or entity.

        (d) INVENTIONS. All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the Initial Term of this Agreement, whether or not during working hours, that are within the scope of the business of Employer or that relate to or result from any of Employer's work or projects or the services provided by Employee to Employer pursuant to this Agreement, shall be the exclusive property of Employer. Employee agrees to assist Employer, at Employer's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Employer.

        (e) DISCLOSURE. During the Term, Employee will promptly disclose to the Board of Directors of Employer full information concerning any interest, direct or indirect, of Employee (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Employer or to any of its suppliers or customers.

5.      NON-COMPETE.

Except as expressly permitted in Section 3 above, during the Initial Term of this Agreement, Employee shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Employer; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Employer; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Employer, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Employer and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Employer, any Confidential Information of Employer. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Employee, for the period of two (2) years following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, neither Employee nor Employer shall make or permit the making of any negative statement of any kind concerning Employer or its affiliates, or their directors, officers or agents or Employee.

6. INJUNCTIVE RELIEF. Employee acknowledges and agrees that the covenants and obligations of Employee set forth in Section 4 and 5 with respect to non-competition, non-solicitation, confidentiality and Employer's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations referred to Sections 4 and 5. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have at law or in equity.

7. SURVIVAL. Employee agrees that the provisions of Sections 4, 5 and 6 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter. Notwithstanding the foregoing, if this Agreement is terminated upon the dissolution of Parent or Employer, the filing of a petition in bankruptcy by Employer or upon an assignment for the benefit of creditors of the assets of Employer, Sections 4, 5 and 6 shall be of no further force or effect.

8.      TERMINATION.

        (a) TERMINATION BY EMPLOYEE. Employee may terminate this Agreement for Good Reason at any time upon 30 days' written notice to Employer, provided the Good Reason has not been cured within such period of time.

        (b) GOOD REASON. In this Agreement, "Good Reason" means, without Employee's prior written consent, the occurrence of any of the following events, unless Employer shall have fully cured all grounds for such termination within thirty (30) days after Employee gives notice thereof:

        (i)     any reduction in his then-current Salary;

        (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award;

        (iii)   failure to pay or provide required compensation and benefits;

        (iv) any failure to appoint, elect or reelect him to the position of Vice President of Distribution of Employer; the removal of him from such position; or any changes in the reporting structure so that Employee reports to someone other than the President of Employer;

        (v) any material diminution in his title or duties or the assignment to him of duties not customarily associated with Employee's position as Vice President of Distribution of Employer;

        (vi) any relocation of Employee's office as assigned to him by Employer, to a location more than 25 miles from Employer's current office;

        (vii) the failure of Employer to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of Employer or upon a merger, consolidation, sale or similar transaction of Employer; or

        (viii) the voluntary or involuntary dissolution of Employer or Parent, the filing of a petition in bankruptcy by Parent or Employer or upon an assignment for the benefit of creditors of the assets of Parent or Employer.

The written notice given hereunder by Employee to Employer shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Employer's receipt of such notice, during which time Employer shall have the right to respond to Employee's notice and cure the breach or other event giving rise to the termination.

        (c) TERMINATION BY EMPLOYER. Employer may terminate its employment of Employee under this Agreement for cause or not for cause at any time by written notice to Employee. For purposes of this Agreement, the term "cause" for termination by Employer shall be (a) a conviction of or plea of guilty or NOLO CONTENDERE by Employee to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Employee to perform his material duties and obligations hereunder; (c) Employee's willful and intentional misconduct in the performance of his material duties and obligations; or (d) if Employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which Employer is a party or with which it is associated without making disclosure to and obtaining the prior written consent of Employer. The written notice given hereunder by Employer to Employee shall specify in reasonable detail the cause for termination. For purposes of this Agreement, "family" shall mean Employee's spouse and/or children. In the case of a termination for the causes described in (a) and (d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after Employee's receipt of such notice, during which time Employee shall have the right to respond to Employer's notice and cure the breach or other event giving rise to the termination.

        (d) SEVERANCE. Upon a termination of this Agreement without Good Reason by Employee or with cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation subject to the provision of Section 2(d) and expense reimbursement as of the date of such termination,. Employee shall not be entitled to any outstanding installment payment of shares as set forth in
Section 2(b) above or any pro-rata share thereof. In addition, Employee shall not be entitled to receive any outstanding bonus payments pursuant to Section 2(c) if termination occurs prior to November 15, 2007 and is not entitled to the second $25,000 installment payment if termination occurs subsequent to November 15, 2007 but prior to December 15, 2007.

Upon a termination of this Agreement with Good Reason by Employee or without cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation subject to the provision of Section 2(d) and expense reimbursement as of the date of such termination and the "Severance Payment." The Severance Payment shall be payable in a lump sum, subject to Employer's statutory and customary withholdings. If the termination of Employee hereunder is by Employee with Good Reason, the Severance Payment shall be paid by Employer within five
(5) business days of the expiration of any applicable cure period. If the termination of Employee hereunder is by Employer without cause, the Severance Payment shall be paid by Employer within five (5) business days of termination. The "Severance Payment" shall equal $10,000 (TEN THOUSAND DOLLARS). Employee is also entitled to a pro-rated portion of shares not yet issued under Section 2(b) in the year of Employee's termination based on the number of days he worked during said year and all other shares to be issued thereunder shall be forfeited. In addition, Employee shall not be entitled to receive any outstanding bonus payments pursuant to Section 2(c) if termination occurs prior to November 15, 2007 and is not entitled to the second $25,000 installment payment if termination occurs subsequent to November 15, 2007 but prior to December 15, 2007.

        (e) TERMINATION UPON DEATH. If Employee dies during the Initial Term of this Agreement, this Agreement shall terminate, except that Employee's legal representatives shall be entitled to receive any earned but unpaid compensation as indicated in Section 2(a), any expense reimbursement due hereunder through the date of death and those shares to be issued on a pro-rata basis in accordance with the terms of Section 2(b) herein. Any installment payment payable under Section 2(b) which is not required to be paid prior to death is forfeited. Employee is not entitled to receive any outstanding bonus payments pursuant to Section 2(c) if death occurs prior to November 15, 2007 and is not entitled to the second $25,000 installment payment if death occurs subsequent to November 15, 2007 but prior to December 15, 2007.

        (f) TERMINATION UPON DISABILITY. If, during the Term of this Agreement, Employee suffers and continues to suffer from a "Disability" (as defined below), then Employer may terminate this Agreement by delivering to Employee thirty (30) calendar days' prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Employer. For the purposes of this Agreement, "Disability" means Employee's inability, with reasonable accommodation, to substantially perform Employee's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days or ninety (90) days during any twelve month period. Upon any such termination for Disability, Employee shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of termination. Any installment payment payable under Section 2(b) which is not required to be paid prior to termination for Disability is forfeited. Employee is not entitled to receive any outstanding bonus payments pursuant to Section 2(c) if termination for Disability occurs prior to November 15, 2007 and is not entitled to the second $25,000 installment payment if termination for Disability occurs subsequent to November 15, 2007 but prior to December 15, 2007.

9. AUTHORIZATION AND CONSENT. Employee authorizes the Employer, as it deems appropriate, to perform all acts necessary to verify Employee's education, employment, licenses and credentials and to investigate Employee's credit history, motor vehicle record and criminal background, if any, on a local, state and federal level. Employee shall fully cooperate with Employer in obtaining the information delineated herein including, but not limited to, the execution of written authorizations and disclosure of any material information. Failure by Employee to cooperate may result in Employee's discharge without warning. If, as a result of any verification or investigation herein, the Employer determines that misstatements or omissions were made by Employee, either verbally or in writing, then Employer may discharge Employee without warning.

10. PUBLIC DISCLOSURE. Employee consents to the inclusion of Employee's personal biography of Employee's education, employment, licenses and other credentials to any publication and dissemination thereof by or on behalf of Employer or Parent.

11. PERSONNEL POLICIES. Except as otherwise provided herein, Employee's employment shall be subject to the personnel policies and benefit plans which apply generally to Employer's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Initial Term of this Agreement, by Employer in its sole discretion. During the Initial Term hereof, Employee shall be entitled to vacation during each year of the Initial Term pursuant to Employer's policies.

12. BENEFICIARIES. This Agreement shall inure to the benefit of Employer and any affiliates, successors, assigns, parent corporations, subsidiaries of parent corporations, subsidiaries, and/or purchasers of Employer as they now or shall exist while this Agreement is in effect.

13.     MISCELLANEOUS.

        (a) NO WAIVER. No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

        (b) MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

        (c) CHOICE OF LAW/JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to any conflict-of-laws principles. Employer and Employee hereby consent to personal jurisdiction before all courts in the State of Illinois, and hereby acknowledge and agree that Illinois is and shall be the most proper forum to bring a complaint before a court of law.

        (d) ENTIRE AGREEMENT. This Agreement embodies the whole agreement between the parties hereto regarding the subject matter hereof and there are no inducements, promises, terms, conditions, or obligations made or entered into by Employer or Employee other than contained herein.

        (e) SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1 and 2 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

        (f) HEADINGS. The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

        (g) INDEPENDENT LEGAL ADVICE. Employer has obtained legal advice concerning this Agreement and has requested that Employee obtain independent legal advice with respect to same before executing this Agreement. Employee, in executing this Agreement, represents and warranties to Employer that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

        (h) NO ASSIGNMENT. Employee may not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of Employer.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.


SOVEREIGN OIL, INC.                      EMPLOYEE-MAZEN KHATIB

By:  /s/ Sebastien C. DuFort             By:     /s/ Mazen Khatib
   -------------------------------           -------------------------------

Name:    Sebastien C. Dufort             Name:       Mazen Khatib
     -----------------------------             -----------------------------

Title:   President
      ----------------------------

Date:    6/18/07                         Date:       6/18/07
     -----------------------------            ------------------------------